MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

626 RexCorp Plaza
Uniondale, New York
11556  USA

May 5, 2008

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Submits Coal Permits in East Central Saskatchewan

Micron Enviro Systems, Inc.’s (OTCBB: MENV) (Germany--NDDA) ("Micron" or the “Company”) wishes to announce that it has submitted coal permits encompassing one township (approximately 23,000 acres)  in east central Saskatchewan, Canada. There are no guarantees that any of these proposed permits will be awarded to Micron.   Bradley Rudman, president of Micron stated, “It has been a very tough time in the Canadian Oil Sands recently.  The investing sentiment regarding junior Oil Sands companies is not the same as conventional oil and gas companies are receiving at this time.  Management feels that with 100 dollar plus oil currently, it is only a matter of time that the sentiment becomes positive again for Canadian Oil Sands companies.  Management is very positive about the future potential of the significant acreage acquired in the past few years and plans to continue to attempt to develop and accumulate Oil Sands assets in the future.  That being said the Company has been much too inactive in the past year intends to change that now. Management will be very proactive in attempting to build back shareholder confidence and value going forward.  This potential new coal acquisition is in the same region of the recently announced (April 28, 2008) Goldsource Mines Inc. new coal discovery. In addition to this new coal prospect, management is actively evaluating additional prospects in multiple sectors, and further announcements are anticipated in the future.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oil Sands sections. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit our website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (516) 640-9926. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 516 640 9926

www.micronenviro.com